Exhibit 99.1

      Beverly Enterprises Net Income from Continuing Operations
            Up 30% for the Fourth Quarter and 54% for the
              Year; Full-year EBITDA Totals $191 Million


    FORT SMITH, Ark.--(BUSINESS WIRE)--March 15, 2005--Beverly Enterprises, Inc. (NYSE: BEV) today announced that net income from continuing operations totaled $14.9 million (13 cents per share diluted) in the fourth quarter of 2004, up 30 percent from $11.4 million (10 cents per share diluted) in the same period in 2003.
    Revenue for the fourth quarter of 2004 totaled $516.6 million, up 10 percent from the comparable period in 2003. (Revenues for both periods have been adjusted to exclude discontinued operations.)
    For the full year, 2004 net income from continuing operations totaled $42.7 million (37 cents per share diluted), up 54 percent from $27.7 million (26 cents per share diluted) in 2003. EBITDA(1) totaled $190.8 million in 2004, up 22 percent from $156.2 million in 2003. Revenues totaled nearly $2 billion in 2004, up 10.4 percent from 2003.
    "Our solid operating and financial performance in the fourth quarter reflects revenue and margin gains in Skilled Nursing Facilities, as well as strong revenue and EBITDA improvements in Aegis Therapies and AseraCare Hospice, compared with the year-earlier period," said William R. Floyd, Chairman and Chief Executive Officer. "Cash flow from operations more than doubled to $37.9 million, compared to $16.4 million in the 2003 fourth quarter. This enabled us to invest nearly $25 million in capital expenditures to fuel further growth, while increasing our cash balance during the quarter by more than $8 million."
    Floyd continued: "For the full year, net income from continuing operations totaled nearly $43 million in 2004, and included refinancing costs of $41 million. Excluding refinancing expenses in both periods, net income would have more than doubled from 2003 levels. Our EBITDA margin averaged 9.6 percent, an increase of 92 basis points from the prior year. The strong momentum we generated during 2004 continues into 2005, and we reaffirm our EBITDA guidance for this year - excluding costs associated with the Whitman / Appaloosa expression of interest in BEI - of $210 million to $215 million."
    (1) EBITDA is earnings from continuing operations before interest expense (including costs related to early extinguishments of debt), interest income, taxes, depreciation and amortization; EBITDA margin is EBITDA as a percentage of total revenues.

    Financial and Operating Highlights

    General

    -- 30% increase in 2004 fourth-quarter net income from continuing operations primarily reflects revenue gains and margin improvement in Nursing Facilities, as well as revenue increases of 52% in Aegis Therapies (third party) and more than 100% in AseraCare Hospice (comparisons based on 2003 fourth quarter).

    -- The higher fourth quarter income level also reflects a 32% reduction in interest expense due to lower debt levels and the refinancings accomplished at lower interest rates during late 2003 and 2004. Fourth-quarter interest expense dropped from $15.6 million in 2003 to $10.6 million in 2004.

    -- Net income for the 2004 fourth quarter was $6.1 million (six cents per share diluted), reflecting a net loss from discontinued operations of $8.8 million (seven cents per share diluted). Net income for the 2003 fourth quarter of $40.8 million (35 cents per share diluted), included net income of $29.4 million (25 cents per share diluted) from discontinued operations.

    -- For the full year, 2004 net income totaled $28 million (25 cents per share diluted), which included a net loss from discontinued operations of $14.6 million (12 cents per share diluted). In 2003, full year net income of $80.5 million (74 cents per share diluted) reflected net income from discontinued operations of $52.8 million (48 cents per share diluted).

    -- Results include refinancing costs of $40.9 million (33 cents per share diluted) in 2004 and $6.6 million (6 cents per share diluted) in 2003. Excluding these refinancing costs, net income from continuing operations in 2004 would have been $83.6 million (70 cents per share diluted), compared to $34.3 million (32 cents per share diluted) in 2003.

    Nursing Facilities

    -- 8% increase in fourth-quarter EBITDA and 23 basis-point increase in EBITDA margin primarily reflect 5.3% revenue growth, an increase of 193 basis points in Medicare revenue as a percentage of total revenue and continuing effective management of labor costs.

    -- Occupancy at the 324 facilities in continuing operations increased 95 basis points to an average of 89.4% for the 2004 fourth quarter, compared to the fourth quarter of 2003.

    -- Medicare per diem rates rose 6.2% (fourth quarter of 2004, compared to the year-earlier period) -- reflecting a 2.8% increase in Medicare rates (effective October 1, 2004) and treatment of higher-acuity patients.

    -- Medicaid per diem rates increased 5.7% (4.9% net of the cost of provider taxes) and private/managed-care rates were up 3.3% (compared to the 2003 fourth quarter).

    -- The weighted-average wage rate rose 4.3%, compared to the 2003 fourth quarter. This modest increase reflects more efficient facility staffing resulting from the labor management system implemented in early 2004.

    -- Nursing patient receivables at the end of the 2004 fourth quarter were down $47 million from the end of 2003 and totaled $179 million (less than 35 days sales outstanding).

    -- For the full year, EBITDA was up 24% and EBITDA margin rose 120 basis points, compared to 2003. Medicare revenue increased 166 basis points to 28.3% of total revenue.

    Aegis Therapies / AseraCare Hospice

    -- Increase of 52% in Aegis Therapies third-party revenues over 2003 fourth quarter. Results primarily reflect net addition of 75 new customers during the year and 28% increase in revenue per nursing home contract.

    -- EBITDA margins for Aegis in 2004 averaged in the mid-teens, more than twice the average margin for other providers of therapy services. Aegis margins were slightly lower compared to 2003, reflecting higher labor costs due to the current tight market for therapists. Aegis has taken aggressive actions to expand its therapist recruiting program, and during 2004 hired more than 1,900 therapists. It plans to hire an additional 2,300 therapists in 2005. EBITDA margins for 2005 are expected to continue in the mid-teens.

    -- AseraCare Hospice revenues more than doubled (compared to 2003 fourth quarter), reflecting incremental revenue of $8 million from the July 30 acquisition of Hospice USA, as well as revenue gains totaling $3.8 million due to a 31% increase in average daily census in core business locations.

    -- Average daily census -- excluding the Hospice USA acquisition -- was 1,303 for the 2004 fourth quarter, an increase of 31% from the year-earlier period and 7% from the 2004 third quarter. Including the acquisition, average daily census for the 2004 fourth quarter was 2,207, an increase of 123% from the 2003 fourth quarter and up 23% from the 2004 third quarter.

    -- AseraCare more than doubled the number of its hospice locations during 2004 -- to 51 from 21 at the end of the prior year.

    BEI stockholders may listen to a discussion by senior management of the company's performance at 8:30 a.m. ET today by dialing 1-800-500-0311 or 1-719-457-2698 and entering reservation number 4602680. A recording of this conference call will be available from 11:30 a.m. ET today until midnight Friday, March 25. Stockholders may dial 1-888-203-1112 or 1-719-457-0820 and enter reservation number 4602680 to access the recording.

    IMPORTANT INFORMATION

    On March 14, 2005, Beverly Enterprises, Inc. ("BEI") filed a preliminary proxy statement with the Securities and Exchange Commission relating to BEI's solicitation of proxies with respect to its 2005 annual meeting of stockholders. Prior to the annual meeting, BEI will furnish a definitive proxy statement to its stockholders. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain BEI's proxy statement, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov or at www.beverlycorp.com under the tab "Investor Information" and then under the heading "SEC Filings." You may also obtain a free copy of BEI's proxy statement, any amendments and supplements to the proxy statement and other relevant documents by writing to Beverly Enterprises, Inc. at One Thousand Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations.

    INFORMATION REGARDING PARTICIPANTS

    Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies for BEI's 2005 annual meeting of stockholders is contained in the preliminary proxy statement filed by BEI with the Securities and Exchange Commission on March 14, 2005.

    FORWARD-LOOKING STATEMENTS

    The statements in this document relating to matters that are not historical facts are forward-looking statements based on management's beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI's filings with the Securities and Exchange Commission. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the unsolicited indication of interest in an acquisition of BEI by Arnold Whitman, Formation Capital, LLC, Appaloosa Management, LP, Franklin Mutual Advisors, LLC and Northbrook NBV, LLC, and related actions taken by this group, including the nomination of candidates for election to BEI's board of directors. These actions may impact our ability to attract and retain customers, management and employees and may result in the incurrence of significant advisory fees, litigation costs and other expenses. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
    BEI, through its operating subsidiaries, is a leading provider of healthcare services to the elderly in the United States. BEI currently operates 347 skilled nursing facilities, as well as 18 assisted living centers, and 56 hospice and home care centers. Through Aegis Therapies, BEI also offers rehabilitative services on a contract basis to facilities operated by other care providers.


                       BEVERLY ENTERPRISES, INC.
           CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
               (In thousands, except per share amounts)

                              Quarter Ended          Year Ended
                              December 31,          December 31,
                           ------------------- -----------------------
                             2004      2003        2004        2003
                           --------- --------- ----------- -----------
Revenues                   $516,573  $470,247  $1,988,852  $1,802,026
Costs and expenses:
   Wages and related        298,167   277,717   1,147,743   1,078,548
   Provision for insurance
    and related items        39,178    28,782     127,653     109,377
   Other operating and
    administrative          137,107   121,280     522,603     462,144
   Depreciation and
    amortization             16,239    15,420      62,166      58,807
   Adjustment related to
    California
    investigation
    settlement                    -         -           -        (925)
   Asset impairments,
    workforce reductions
    and other unusual items    (740)    1,153         448       3,825
                           --------- --------- ----------- -----------
      Total costs and
       expenses             489,951   444,352   1,860,613   1,711,776
                           --------- --------- ----------- -----------
Income before other income
 (expenses)                  26,622    25,895     128,239      90,250
Other income (expenses):
   Interest expense         (10,569)  (15,553)    (45,637)    (63,314)
   Costs related to early
    extinguishments of debt    (505)   (6,634)    (40,935)     (6,634)
   Interest income            1,397     1,809       5,485       5,363
   Net gains (losses) on
    dispositions               (218)       23         396         422
   Gain on sale of equity
    investment                    -     6,686           -       6,686
                           --------- --------- ----------- -----------
      Total other expenses,
       net                   (9,895)  (13,669)    (80,691)    (57,477)
                           --------- --------- ----------- -----------
Income before provision for
 income taxes and
 discontinued operations     16,727    12,226      47,548      32,773
Provision for income taxes    1,852       779       4,890       5,069
                           --------- --------- ----------- -----------
Income before discontinued
 operations                  14,875    11,447      42,658      27,704
Discontinued operations,
 net of taxes: for the
 quarters 2004 - $(231) and
 2003 - $3,378; for the
 years 2004 - $55 and 2003
 - $3,378                    (8,770)   29,359     (14,637)     52,764
Net income                   $6,105   $40,806     $28,021     $80,468
                           ========= ========= =========== ===========
Net income (loss) per share
 of common stock:
   Basic:
      Before discontinued
       operations             $0.14     $0.11       $0.40       $0.26
      Discontinued
       operations             (0.08)     0.27       (0.14)       0.49
                           --------- --------- ----------- -----------
      Net income per share
       of common stock        $0.06     $0.38       $0.26       $0.75
                           ========= ========= =========== ===========
      Shares used to
       compute basic net
       income (loss) per
       share                108,153   107,201     107,749     106,582
                           ========= ========= =========== ===========
   Diluted:
      Before discontinued
       operations             $0.13     $0.10       $0.37       $0.26
      Discontinued
       operations             (0.07)     0.25       (0.12)       0.48
                           --------- --------- ----------- -----------
      Net income per share
       of common stock        $0.06     $0.35       $0.25       $0.74
                           ========= ========= =========== ===========
      Shares used to
       compute diluted net
       income (loss) per
       share                125,031   119,999     124,334     109,922
                           ========= ========= =========== ===========


BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION

                             Quarter Ended           Year Ended
                             December 31,           December 31,
                         --------------------- -----------------------
                            2004        2003      2004         2003
                         ---------   --------- ----------   ----------

Number of Nursing Home
 Facilities:
  Owned                        264         275        264          275
  Leased                        87          98         87           98
                         ---------   --------- ----------   ----------
  Total                        351(1)      373        351(1)       373
                         =========   ========= ==========   ==========

Number of Beds:
  Owned                     27,448      28,667     27,448       28,667
  Leased                     9,547      10,768      9,547       10,768
                         ---------   --------- ----------   ----------
  Total                     36,995(1)   39,435     36,995(1)    39,435
                         =========   ========= ==========   ==========

Assisted Living Centers         18          20         18           20
Hospice/Home Care Centers       52          23         52           23
Outpatient Clinics              10(1)       10         10(1)        10

Nursing Patient Days     2,795,000   2,816,000 11,129,000   11,180,000


Nursing Home Occupancy -
 Continuing Ops (based on
 operational beds)          89.38%      88.43%     88.85%       88.16%
Operational beds            33,962      34,656     33,962       34,656

Patient Mix (based on
 patient days):
  Medicaid                  71.39%      70.94%     70.94%       70.61%
  Medicare                  11.45%      11.67%     11.97%       11.76%
  Private & Other           17.16%      17.39%     17.09%       17.63%

Sources of Revenue
 (based on $):
  Medicaid                  49.76%      52.18%     50.12%       52.17%
  Medicare                  28.99%      27.06%     28.31%       26.65%
  Private & Other           21.25%      20.76%     21.57%       21.18%

Nursing Average per diem
 rate (including
 ancillaries)              $163.94     $154.28    $160.60      $149.57

Hospice Average Daily
 Census                      2,207         991      1,522          895
Aegis Outside Contracts        585         510        585          510

Wages and related
 expenses as a %
 of revenues                57.72%      59.06%     57.71%       59.85%

(1) 27 Nursing Home Facilities and 10 Outpatient Clinics are held for sale as of December 31, 2004.


BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF REVENUES

                              Quarter Ended          Year Ended
                              December 31,          December 31,
                           ------------------- -----------------------
                               2004      2003        2004        2003
                           --------- --------- ----------- -----------
REVENUES (In thousands)
--------

NURSING FACILITIES:
   MEDICAID                $255,856  $245,842  $  998,486  $  942,617
   MEDICARE                 108,859   105,240     435,348     396,003
   PRIVATE & OTHER           94,621    85,102     360,637     341,800
                           --------- --------- ----------- -----------
      SUBTOTAL              459,336   436,184   1,794,471   1,680,420

AEGIS THERAPIES              32,823    21,563     121,846      77,007
ASERACARE                    23,205    11,408      65,604      39,164
OTHER                         1,209     1,092       6,931       5,435
                           --------- --------- ----------- -----------
         TOTALS            $516,573  $470,247  $1,988,852  $1,802,026
                           ========= ========= =========== ===========


NURSING PATIENT DAYS (In thousands)
--------------------

MEDICAID                      1,995     1,998       7,895       7,894
MEDICARE                        320       329       1,332       1,314
PRIVATE & OTHER                 480       489       1,902       1,972
                           --------- --------- ----------- -----------
         TOTALS               2,795     2,816      11,129      11,180
                           ========= ========= =========== ===========


NURSING PER DIEM RATES (Including Ancillaries)
----------------------

MEDICAID                   $ 128.97  $ 122.00  $   125.58  $   118.31
MEDICARE - PART A            340.32    320.31      326.77      301.33
PRIVATE & OTHER              156.26    151.26      156.02      149.18
                           --------- --------- ----------- -----------
         TOTALS(1)         $ 163.94  $ 154.28  $   160.60  $   149.57
                           ========= ========= =========== ===========

(1) Weighted Average Rates


BEVERLY ENTERPRISES, INC.
SUPPLEMENTARY INFORMATION
ANALYSIS OF OTHER OPERATING AND ADMINISTRATIVE EXPENSES
(In thousands)

                                  Quarter Ended        Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

SUPPLIES                        $29,388   $28,093  $113,680  $107,126

FOOD                              9,813    10,948    38,472    42,327

UTILITIES                        13,355    12,889    53,848    51,573

OTHER CONTROLLABLES              57,717    45,978   212,123   169,310

REAL ESTATE RENTAL                7,633     7,477    30,158    30,569

EQUIPMENT RENTAL                  4,967     3,544    18,205    15,756

OTHER NONCONTROLLABLES           14,234    12,351    56,117    45,483
                               --------- --------- --------- ---------

      TOTALS                   $137,107  $121,280  $522,603  $462,144
                               ========= ========= ========= =========


                       BEVERLY ENTERPRISES, INC.

                      CONSOLIDATED BALANCE SHEETS
                        (Dollars in thousands)

                                                    December 31,
                                               -----------------------
                                                  2004        2003
                                               ----------- -----------
                                ASSETS
Current assets:
  Cash and cash equivalents                      $215,665    $258,815
  Accounts receivable - less allowance for
   doubtful accounts: 2004 - $26,320; 2003 -
   $31,615                                        235,477     164,635
  Notes receivable, less allowance for doubtful
   notes: 2004 - $1,686 ; 2003 - $3,336             2,786      13,724
  Operating supplies                                9,181      10,425
  Assets held for sale                             14,898       3,498
  Investment in Beverly Funding Corporation             -      31,342
  Prepaid expenses and other                       37,266      33,377
                                               ----------- -----------
      Total current assets                        515,273     515,816
Property and equipment, net                       653,656     694,220
Other assets:
  Goodwill, net                                   124,066      57,102
  Other, less allowance for doubtful accounts
   and notes: 2004 - $1,538; 2003 - $2,120         68,390      79,283
                                               ----------- -----------
      Total other assets                          192,456     136,385
                                               ----------- -----------
                                               $1,361,385  $1,346,421
                                               =========== ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                $67,778     $67,572
  Accrued wages and related liabilities           104,037     116,717
  Accrued interest                                  3,602       6,896
  General and professional liabilities             54,216      93,736
  Federal government settlement obligations        14,359      13,125
  Liabilities held for sale                           676         672
  Other accrued liabilities                        83,097     102,289
  Current portion of long-term debt                12,240      13,354
                                               ----------- -----------
      Total current liabilities                   340,005     414,361
Long-term debt                                    545,943     552,873
Other liabilities and deferred items              203,024     141,001
Commitments and contingencies
Stockholders' equity:
  Preferred stock, shares authorized:
   25,000,000                                           -           -
  Common stock, shares issued: 2004 -
   116,621,715; 2003 - 115,594,806                 11,662      11,559
  Additional paid-in capital                      902,053     895,950
  Accumulated deficit                            (532,804)   (560,825)
  Treasury stock, at cost: 8,283,316             (108,498)   (108,498)
                                               ----------- -----------
      Total stockholders' equity                  272,413     238,186
                                               ----------- -----------
                                               $1,361,385  $1,346,421
                                               =========== ===========


                       BEVERLY ENTERPRISES, INC.

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                           Years Ended December 31,
                                        ------------------------------
                                          2004      2003      2002
                                        --------- --------- ----------
Cash flows from operating activities:
    Net income (loss)                    $28,021   $80,468  $(146,090)
    Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities, including
     discontinued operations:
        Depreciation and amortization     64,301    69,663     88,943
        Provision for reserves on
         patient, notes and other
         receivables, net                  8,815    21,605     55,570
        Amortization of deferred
         financing costs                   2,754     4,474      3,096
        Florida insurance reserve
         adjustment                            -         -     22,179
        Special charge and adjustment
         related to California
         investigation settlement              -      (925)     6,300
        Adjustment related to
         settlements of federal
         government investigations             -         -     (9,441)
        Asset impairments, workforce
         reductions and other unusual
         items                             4,790     7,459     85,773
        Costs related to early
         extinguishments of debt          40,935     6,634          -
        Cumulative effect of change in
         accounting for goodwill               -         -     77,171
        Losses (gains) on dispositions
         of facilities and other
         assets, net                         725   (81,508)    (1,855)
        Insurance related accounts         6,523   (32,727)     8,411
        Changes in operating assets and
         liabilities, net of
         acquisitions and dispositions:
            Accounts receivable          (72,082)  (13,968)     7,896
            Operating supplies               352     1,467      3,081
            Prepaid expenses and other
             receivables                   5,155    (2,502)       988
            Accounts payable and other
             accrued expenses             (8,584)      117    (85,335)
            Income taxes payable            (904)   16,103      9,790
            Other, net                    (5,141)   (6,499)    (9,844)
                                        --------- --------- ----------
                Total adjustments         47,639   (10,607)   262,723
                                        --------- --------- ----------
                Net cash provided by
                 operating activities     75,660    69,861    116,633
Cash flows from investing activities:
        Capital expenditures             (62,718)  (43,984)  (100,103)
        Proceeds from dispositions of
         facilities and other assets,
         net                              15,557   275,039    169,471
        Payments for acquisitions, net
         of cash acquired                (71,352)     (459)         -
        Collections on notes receivable   38,089     8,689      1,616
        Payments for designated funds,
         net                              (1,009)   (5,183)      (260)
        Proceeds from Beverly Funding
         Corporation investment           28,956         -          -
        Other, net                       (17,502)  (14,914)    (8,389)
                                        --------- --------- ----------
            Net cash provided by (used
             for) investing activities   (69,979)  219,188     62,335
Cash flows from financing activities:
        Proceeds from issuance of long-
         term debt                       211,384   250,000      5,000
        Repayments of long-term debt    (219,428) (313,352)  (116,496)
        Repayments of off-balance sheet
         financing                             -   (69,456)   (42,901)
        Proceeds from exercise of stock
         options                           3,592     1,108      1,699
        Deferred financing and other
         costs (including those related
         to early extinguishments of
         debt)                           (44,379)  (13,979)      (168)
                                        --------- --------- ----------
            Net cash used for financing
             activities                  (48,831) (145,679)  (152,866)
                                        --------- --------- ----------
Net increase (decrease) in cash and
 cash equivalents                        (43,150)  143,370     26,102
Cash and cash equivalents at beginning
 of year                                 258,815   115,445     89,343
                                        --------- --------- ----------
Cash and cash equivalents at end of
 year                                   $215,665  $258,815   $115,445
                                        ========= ========= ==========
Supplemental schedule of cash flow
 information:
Cash paid (received) during the year for:
    Interest, net of amounts
     capitalized                         $46,356   $67,710    $65,658
    Income tax payments (refunds), net     5,849    (7,656)    (3,705)


                       Beverly Enterprises, Inc.
              Projected 2005 Continuing Operations EBITDA
                         Range Reconciliation
                             (In millions)

Projected EBITDA                                     $210.0    $215.0

Depreciation and amortization                          73.0      73.0
Interest expense                                       43.0      43.0
Interest income                                        (1.0)     (1.0)
                                                   --------- ---------
Pre-tax income                                        $95.0    $100.0
                                                   ========= =========


                       Beverly Enterprises, Inc.
              2004 and 2003 Continuing Operations EBITDA
                            Reconciliation
                             (In millions)

                                                      December 31,
                                                    2004      2003
                                                  --------- ----------
Revenues                                          $1,988.9   $1,802.0

EBITDA                                              $190.8     $156.2

Depreciation and amortization                         62.2       58.8
Costs related to early extinguishments of debt        40.9        6.6
Interest expense, net                                 40.2       58.0
                                                  --------- ----------
Pre-tax income                                       $47.5      $32.8
                                                  ========= ==========


                       Beverly Enterprises, Inc.
                  2004 and 2003 Nursing Actual EBITDA
                            Reconciliation
                             (In millions)

                                  Quarter Ended        Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenues                         $459.3    $436.2  $1,794.5  $1,680.4

EBITDA                            $39.8     $36.8    $152.2    $122.3

Depreciation and amortization      13.9      12.7      52.7      49.7
Costs related to early
 extinguishments of debt            0.5         -       0.5         -
Interest expense, net               1.3       1.6       5.7       8.7
                               --------- --------- --------- ---------
Pre-tax income                    $24.1     $22.5     $93.3     $63.9
                               ========= ========= ========= =========


                       Beverly Enterprises, Inc.
                    2004 Arkansas Facilities EBITDA
                            Reconciliation
                             (In millions)

                                                      December 31,
                                                          2004
                                                     ---------------
Revenues                                                      $78.0

EBITDA                                                         $7.8

Depreciation and amortization                                   2.5
Interest expense, net                                           0.2
                                                     ---------------
Pre-tax income                                                 $5.1
                                                     ===============


    CONTACT: Beverly Enterprises, Inc.
             James M. Griffith, 479-201-5514 (Investors) jim_griffith@beverlycorp.com or
             Blair C. Jackson, 479-201-5263 (News Media) blair_jackson@beverlycorp.com